UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2026

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition 6 Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-43258	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

524 Broadway 11th Floor New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right to receive one-fourth (1/4) of one ordinary share	MCAHU	The Nasdaq Capital Market LLC
Ordinary shares, par value $0.0001 per share	MCAH	The Nasdaq Capital Market LLC
Rights, each right entitling the holder to receive one-fourth (1/4) of one ordinary share	MCAHR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 17, 2026, Mountain Crest Acquisition 6 Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares and rights included in its units commencing on or about June 22, 2026.

The ordinary shares and rights will trade on the NASDAQ Global Market (“NASDAQ”) under the symbols “MCAH” and “MCAHR”, respectively. Units not separated will continue to trade on NASDAQ under the symbol “MCAHU”.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated June 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2026

MOUNTAIN CREST ACQUISITION 6 CORP.

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer and Chief Financial Officer

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